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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-47355 and 333-93401 on Form S-3 and Registration Statement Nos. 333-10149, 333-10153, 333-10157, 333-11037, 333-13187, 333-56607, 333-67619, 333-80775,
333-40530, 333-46512 and 333-46514 on Form S-8 of The Dial Corporation of our report dated January 24, 2002, except for Note 12 as to which the date is March 27, 2002, appearing in this Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 2001.


                                          /s/ Deloitte & Touche
                                          --------------------------------------
                                          Deloitte & Touche
                                          Phoenix, Arizona
                                          March 27, 2002